MHR INSTITUTIONAL PARTNERS LP

By:	MHR Institutional Advisors LLC, its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019

MHR INSTITUTIONAL ADVISORS LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC, its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019

MHR INSTITUTIONAL ADVISORS II LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019

MHR FUND MANAGEMENT LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Managing Principal

Address:	40 West 57th Street, 24th Floor New York, NY 10019